Exhibit 99.1
Sonos Reports Third Quarter Fiscal 2025 Results
Q3 revenue above high end of guidance range, Adjusted EBITDA at high end due to significant year over year expense declines

Santa Barbara, CA – August 6, 2025 - Sonos, Inc. (Nasdaq: SONO) today reported Third Quarter Fiscal 2025 results.

“Q3 was a solid step forward for Sonos,” said Tom Conrad, Sonos Chief Executive Officer. “We’re returning to our founding principles of craftsmanship, customer-first design, and innovation while advancing our vision of Sonos as a platform where hardware and software come together to deliver unique, seamless experiences. With a focused roadmap, a powerful brand, and a commitment to operational excellence, I’m confident we’re making progress toward delivering long-term growth.”

“Q3 was another quarter of solid execution, with revenue above the high end of our guidance, and Adjusted EBITDA at the high end of the range,” commented Saori Casey, Sonos Chief Financial Officer. “This marks our fourth consecutive quarter of delivering on our top and bottom line guidance while navigating a complex environment marked by tariffs and an uncertain macroeconomic backdrop.”

Third Quarter Fiscal 2025 Financial Highlights (unaudited)
●Revenue of $344.8 million
●GAAP gross margin of 43.4%, Non-GAAP gross margin of 44.7%
●GAAP net loss of ($3.4) million, GAAP diluted loss per share (EPS) of ($0.03)
●Non-GAAP net income1 of $22.6 million, Non-GAAP diluted EPS1 of $0.19
●Adjusted EBITDA1 of $36 million

Notes:
(1) Non-GAAP net income/Non-GAAP diluted earnings per share (EPS) and Adjusted EBITDA exclude stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and other charges. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

Guidance
The company will provide guidance on its Third Quarter Fiscal 2025 earnings call.

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its Third Quarter Fiscal 2025 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript
The company will host a webcast of its conference call and Q&A related to its Third Quarter Fiscal 2025 results on August 6, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.
The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.
An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenue	$ 344,764	$ 397,146	$ 1,155,376	$ 1,262,676
Cost of revenue	195,040	205,505	650,637	676,320
Gross profit	149,724	191,641	504,739	586,356
Operating expenses
Research and development	59,750	74,223	218,011	233,780
Sales and marketing	62,576	71,643	213,430	217,428
General and administrative	30,327	33,186	89,357	113,825
Total operating expenses	152,653	179,052	520,798	565,033
Operating (loss) income	(2,929)	12,589	(16,059)	21,323
Other income (expense), net
Interest income	1,572	2,629	5,406	9,638
Interest expense	(117)	(106)	(336)	(333)
Other income (expense), net	661	(2,464)	(5,176)	4,507
Total other income (expense), net	2,116	59	(106)	13,812
(Loss) income before provision for income taxes	(813)	12,648	(16,165)	35,135
Provision for income taxes	2,566	8,939	7,121	20,188
Net (loss) income	$ (3,379)	$ 3,709	$ (23,286)	$ 14,947

Net (loss) income per share:
Basic	$ (0.03)	$ 0.03	$ (0.19)	$ 0.12
Diluted	$ (0.03)	$ 0.03	$ (0.19)	$ 0.12

Weighted-average shares used in computing net (loss) income per share:
Basic	120,423,439	122,553,129	120,804,730	123,828,150
Diluted	120,423,439	127,245,459	120,804,730	127,886,368

Total comprehensive income (loss)
Net (loss) income	(3,379)	3,709	(23,286)	14,947
Change in foreign currency translation adjustment	3,496	681	3,036	(267)
Net unrealized loss on marketable securities	(23)	(6)	(140)	(32)
Comprehensive income (loss)	$ 94	$ 4,384	$ (20,390)	$ 14,648

Consolidated Balance Sheets
(unaudited, in thousands, except par values)
	As of
	June 28, 2025	September 28, 2024
Assets
Current assets:
Cash and cash equivalents	$ 201,273	$ 169,732
Marketable securities	52,681	51,426
Accounts receivable, net	94,201	44,513
Inventories	115,427	231,505
Prepaids and other current assets	39,559	53,910
Total current assets	503,141	551,086
Property and equipment, net	80,726	102,148
Operating lease right-of-use assets	46,625	50,175
Goodwill	82,854	82,854
Intangible assets, net
In-process research and development	—	73,770
Other intangible assets	78,008	14,266
Deferred tax assets	10,012	10,314
Other noncurrent assets	33,036	31,699
Total assets	$ 834,402	$ 916,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 143,992	$ 194,590
Accrued expenses	75,872	87,783
Accrued compensation	26,408	15,701
Deferred revenue, current	21,867	21,802
Other current liabilities	47,464	46,277
Total current liabilities	315,603	366,153
Operating lease liabilities, noncurrent	55,147	56,588
Deferred revenue, noncurrent	61,098	61,075
Deferred tax liabilities	512	60
Other noncurrent liabilities	2,736	3,816
Total liabilities	435,096	487,692

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value	122	123

Treasury stock	(16,322)	(17,096)
Additional paid-in capital	488,548	498,245
Accumulated deficit	(74,220)	(50,934)
Accumulated other comprehensive income (loss)	1,178	(1,718)
Total stockholders’ equity	399,306	428,620
Total liabilities and stockholders’ equity	$ 834,402	$ 916,312

Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Nine Months Ended
	June 28, 2025	June 29, 2024
Cash flows from operating activities
Net (loss) income	$ (23,286)	$ 14,947
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation expense	64,789	64,961
Depreciation and amortization	48,657	35,154
Provision for inventory obsolescence	9,242	2,005
Restructuring and other charges	6,323	266
Deferred income taxes	942	819
Other	2,432	2,973
Foreign currency transaction loss (gain)	572	(2,750)
Changes in operating assets and liabilities:
Accounts receivable	(49,010)	(64,218)
Inventories	106,223	189,613
Other assets	11,616	(15,285)
Accounts payable and accrued expenses	(55,341)	(16,942)
Accrued compensation	10,352	10,251
Deferred revenue	(1,033)	1,685
Other liabilities	1,470	4,161
Net cash provided by operating activities	133,948	227,640
Cash flows from investing activities
Purchases of marketable securities	(43,949)	(68,676)
Purchases of property and equipment	(23,418)	(39,477)
Maturities of marketable securities	43,200	20,000
Net cash used in investing activities	(24,167)	(88,153)
Cash flows from financing activities
Payments for repurchase of common stock, including excise tax and commission	(60,602)	(128,739)
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of restricted stock units	(20,754)	(20,757)
Proceeds from exercise of stock options	2,653	16,312

Net cash used in financing activities	(78,703)	(133,184)
Effect of exchange rate changes on cash and cash equivalents	463	580
Net increase in cash and cash equivalents	31,541	6,883
Cash and cash equivalents
Beginning of period	169,732	220,231
End of period	$ 201,273	$ 227,114
Supplemental disclosure
Cash paid for interest	$ 197	$ 195
Cash paid for taxes, net of refunds	$ 19,065	$ 17,134
Cash paid for amounts included in the measurement of lease liabilities, net of tenant improvement reimbursements received	$ 3,460	$ 9,637
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 2,155	$ 9,910
Right-of-use assets obtained in exchange for new operating lease liabilities	$ 1,491	$ 11,277
Excise tax on share repurchases, accrued but not paid	$ 187	$ 691

Reconciliation of GAAP to Non-GAAP Cost of Revenue and Gross Profit
(unaudited, in thousands, except percentages)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reconciliation of GAAP cost of revenue
GAAP cost of revenue	$ 195,040	$ 205,505	$ 650,637	$ 676,320
Stock-based compensation expense	1,633	655	4,588	1,995
Amortization of intangibles	3,278	973	9,752	2,918
Restructuring and other charges	(514)	—	3,420	—
Non-GAAP cost of revenue	$ 190,643	$ 203,877	$ 632,877	$ 671,407

Reconciliation of GAAP gross profit
GAAP gross profit	$ 149,724	$ 191,641	$ 504,739	$ 586,356
Stock-based compensation expense	1,633	655	4,588	1,995
Amortization of intangibles	3,278	973	9,752	2,918
Restructuring and other charges	(514)	—	3,420	—
Non-GAAP gross profit	$ 154,121	$ 193,269	$ 522,499	$ 591,269

GAAP gross margin	43.4%	48.3%	43.7%	46.4%
Non-GAAP gross margin	44.7%	48.7%	45.2%	46.8%

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Research and Development (GAAP)	$ 59,750	$ 74,223	$ 218,011	$ 233,780
Stock-based compensation	7,944	9,735	29,280	29,133
Amortization of intangibles	20	496	216	1,488
Restructuring and other charges	(824)	478	11,882	801
Research and Development (Non-GAAP)	$ 52,610	$ 63,514	$ 176,633	$ 202,358

Sales and Marketing (GAAP)	$ 62,576	$ 71,643	$ 213,430	$ 217,428
Stock-based compensation	3,466	4,510	13,078	13,297
Amortization of intangibles	-	-	-	-
Restructuring and other charges	1,038	185	3,831	297
Sales and Marketing (Non-GAAP)	$ 58,072	$ 66,948	$ 196,521	$ 203,834

General and Administrative (GAAP)	30,327	33,186	89,357	113,825
Stock-based compensation	6,309	7,030	17,843	20,536
Legal and transaction related costs	1,306	1,062	2,928	7,202
Amortization of intangibles	24	24	71	72
Restructuring and other charges	2,281	630	6,488	768
General and Administrative (Non-GAAP)	$ 20,407	$ 24,440	$ 62,027	$ 85,247

Total Operating Expenses (GAAP)	$ 152,653	$ 179,052	$ 520,798	$ 565,033
Stock-based compensation	17,719	21,275	60,201	62,966
Legal and transaction related costs	1,306	1,062	2,928	7,202
Amortization of intangibles	44	520	287	1,560
Restructuring and other charges	2,495	1,293	22,201	1,866
Operating Expenses (Non-GAAP)	$ 131,089	$ 154,902	$ 435,181	$ 491,439

Total Operating (Loss) Income (GAAP)	$ (2,929)	$ 12,589	$ (16,059)	$ 21,323
Stock-based compensation	19,352	21,930	64,789	64,961
Legal and transaction related costs	1,306	1,062	2,928	7,202
Amortization of intangibles	3,322	1,493	10,039	4,478
Restructuring and other charges	1,981	1,293	25,621	1,866
Operating Income (Non-GAAP)	$ 23,032	$ 38,367	$ 87,318	$ 99,830
Depreciation	12,557	10,539	38,618	30,676
Adjusted EBITDA (Non-GAAP)	$ 35,589	$ 48,906	$ 125,936	$ 130,506

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
(In thousands, except percentages)
Net (loss) income	$ (3,379)	$ 3,709	$ (23,286)	$ 14,947
Add (deduct):

Depreciation and amortization	15,879	12,032	48,657	35,154
Stock-based compensation expense	19,352	21,930	64,789	64,961
Interest income	(1,572)	(2,629)	(5,406)	(9,638)
Interest expense	117	106	336	333
Other expense (income), net	(661)	2,464	5,176	(4,507)
Provision for income taxes	2,566	8,939	7,121	20,188
Legal and transaction related costs (1)	1,306	1,062	2,928	7,202
Restructuring and other charges (2)	1,981	1,293	25,621	1,866
Adjusted EBITDA	$ 35,589	$ 48,906	$ 125,936	$ 130,506
Revenue	$ 344,764	$ 397,146	$ 1,155,376	$ 1,262,676
Net (loss) income margin	(1.0)%	0.9%	(2.0)%	1.2%
Adjusted EBITDA margin	10.3%	12.3%	10.9%	10.3%
(1) Legal and transaction-related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet and Google, as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

(2) On February 5, 2025, we initiated a restructuring plan to reduce our cost base involving 12% of our employees (the "2025 restructuring plan"). Restructuring and other charges for the three and nine months ended June 28, 2025, primarily reflect costs associated with our cost transformation initiative including the 2025 restructuring plan and rationalization of our product roadmap, as well as non-recurring CEO transition costs related to modifications to equity awards.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reconciliation of GAAP net (loss) income
GAAP net (loss) income	$ (3,379)	$ 3,709	$ (23,286)	$ 14,947
Stock-based compensation expense	19,352	21,930	64,789	64,961
Legal and transaction related costs	1,306	1,062	2,928	7,202
Amortization of intangibles	3,322	1,493	10,039	4,478
Restructuring and other charges	1,981	1,293	25,621	1,866
Non-GAAP net income	$ 22,582	$ 29,487	$ 80,091	$ 93,454

Net (loss) income per share
GAAP net (loss) income per share, diluted	$ (0.03)	$ 0.03	$ (0.19)	$ 0.12
Non-GAAP net income per share, diluted	$ 0.19	$ 0.23	$ 0.65	$ 0.73

Shares used to calculate net (loss) income per share
Weighted-average shares GAAP, diluted	120,423,439	127,245,459	120,804,730	127,886,368
Weighted-average shares non-GAAP, diluted	121,510,933	127,245,459	123,003,812	127,886,368

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash flows provided by operating activities	$ 37,441	$ 63,483	$ 133,948	$ 227,640
Less: Purchases of property and equipment	(4,756)	(23,214)	(23,418)	(39,477)
Free cash flow	$ 32,685	$ 40,269	$ 110,530	$ 188,163

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
(In thousands)
Sonos speakers	$ 253,669	$ 301,105	$ 915,330	$ 991,378
Sonos system products	73,179	75,186	183,993	209,013
Partner products and other revenue	17,916	20,855	56,053	62,285
Total revenue	$ 344,764	$ 397,146	$ 1,155,376	$ 1,262,676

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Americas	$ 229,656	$ 264,611	$ 731,041	$ 827,238
Europe, Middle East and Africa	97,245	110,902	363,642	372,074
Asia Pacific	17,863	21,633	60,693	63,364
Total revenue	$ 344,764	$ 397,146	$ 1,155,376	$ 1,262,676

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
(In thousands)
Cost of revenue	$ 1,633	$ 655	$ 4,588	$ 1,995
Research and development	7,944	9,735	29,816	29,133
Sales and marketing	3,568	4,510	13,227	13,297
General and administrative	7,639	7,030	21,733	20,536
Total stock-based compensation expense	$ 20,784	$ 21,930	$ 69,364	$ 64,961

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cost of revenue	$ 3,278	$ 973	$ 9,752	$ 2,918
Research and development	20	496	216	1,488
Sales and marketing	-	-	-	-
General and administrative	24	24	71	72
Total amortization of intangibles	$ 3,322	$ 1,493	$ 10,039	$ 4,478

Use of Non-GAAP Measures
We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP gross margin, net (loss) income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles, and restructuring and other charges and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define Adjusted EBITDA as net (loss) income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income, income taxes, restructuring and other charges, legal and transaction related fees and other items that we do not consider representative of our underlying operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment. We define non-GAAP gross margin as GAAP gross margin, excluding stock-based compensation, amortization of intangible assets and restructuring and other changes. We calculate non-GAAP net (loss) income excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges as net income less stock-based compensation, legal and transaction related fees, amortization of intangibles and restructuring and other charges divided by our number of shares at fiscal year end. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our long-term outlook, financial, growth and business strategies and opportunities, our ability to expand our footprint with existing customers, market growth and our market share, our operating model and cost structure including our transformation efforts, our app recovery efforts and related software updates, tariffs and our ability to mitigate the effects of any tariffs, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to: difficulties in and effect of implementing improvements to our operating model and cost structure; the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame; local law requirements in various jurisdictions regarding elimination of positions; our ability to accurately forecast product demand and effectively forecast and manage owned and channel inventory levels; our ability to introduce software updates to our redesigned app on a timely basis and otherwise deliver on our action plan to address issues caused by our redesigned app and related customer commitments; our ability to maintain, enhance and protect our brand image; the impact of global economic, market and political events, including tariffs, global trade tensions, continued inflationary pressures, high interest rates and, in certain markets, foreign currency exchange rate fluctuations; changes in consumer income and overall consumer spending as a result of economic or political uncertainty or conditions, including tariffs; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to compete in the market and maintain or expand market share; our ability to maintain relationships with our channel, distribution and technology partners; our ability to meet product demand and manage any product availability delays; supply chain challenges, including shipping and logistics challenges and component supply-related challenges; our ability to protect our brand and intellectual property; our use of artificial intelligence; and the other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent filings.

Copies of our SEC filings are available free of charge at the SEC’s website at www.sec.gov, on our investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.
About Sonos
Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact
James Baglanis
IR@sonos.com

Press Contact
Erin Pategas
PR@sonos.com

Source: Sonos